EXHIBIT 99.1

Cemtrex Announces Share Repurchase Program for Series 1 Preferred

Brooklyn, NY – August 23, 2023 – Cemtrex Inc. (Nasdaq: CETX, CETXP), an advanced security technology and industrial services company, announced today that its Board of Directors has authorized a share repurchase program under which the Company may repurchase up 2,300,000 shares of its outstanding Series 1 Preferred Stock from time-to-time commencing September 1, 2023 and ending on August 31, 2026, subject to market conditions.

“Cemtrex’s Board of Directors and management team believe that the market currently undervalues our business,” commented Saagar Govil, CEO of Cemtrex. “The share repurchase program provides us with flexibility to repurchase the preferred stock over time if market conditions persist.”

Under the share repurchase program, the Company may periodically repurchase its preferred stock through open market transactions, privately negotiated transactions, block trades or any combination thereof in compliance with applicable securities laws and the Company’s insider trading policy. The number of shares repurchased and the timing of repurchases will depend on a number of factors, including, but not limited to, price, trading volume, and general market conditions, along with Cemtrex’s working capital requirements and general business conditions. The share repurchase program does not obligate the Company to acquire any specific number of shares in any period, and may be expanded, extended, modified or discontinued at any time.

About Cemtrex

Cemtrex Inc. (CETX) is a company that owns two operating subsidiaries: Vicon Industries Inc and Advanced Industrial Services Inc.

Vicon Industries, a subsidiary of Cemtrex Inc., is a global leader in advanced security and surveillance technology to safeguard businesses, schools, municipalities, hospitals and cities. Since 1967, Vicon delivers mission-critical security surveillance systems, specializing in engineering complete security solutions that simplify deployment, operation and ongoing maintenance. Vicon provides security solutions for some of the largest municipalities and businesses in the U.S. and around the world, offering a wide range of cutting-edge and compliant security technologies, from AI-driven video analytics to fully integrated access control solutions. For more information visit www.vicon-security.com

AIS – Advanced Industrial Services, a subsidiary of Cemtrex, Inc., is a premier provider of industrial contracting services including millwrighting, rigging, piping, electrical, welding. AIS Installs high precision equipment in a wide variety of industrial markets including automotive, printing & graphics, industrial automation, packaging, and chemicals. AIS owns and operates a modern fleet of custom designed specialty equipment to assure safe and quick installation of your production equipment. Our talented staff participates in recurring instructional training, provided to ensure that the most current industry methods are being utilized to provide an efficient and safe working environment. For more information visit www.ais-york.com

For more information visit www.cemtrex.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the closing of the offering, gross proceeds from the offering, our new product offerings, expected use of proceeds, or any proposed fundraising activities. These forward-looking statements are based on management’s current expectations and are subject to certain risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by such forward looking statements. Statements made herein are as of the date of this press release and should not be relied upon as of any subsequent date. These risks and uncertainties are discussed under the heading “Risk Factors” contained in our Form 10-K filed with the Securities and Exchange Commission. All information in this press release is as of the date of the release and we undertake no duty to update this information unless required by law.

Investor Relations

Chris Tyson

Executive Vice President – MZ North America

Direct: 949-491-8235

CETX@mzgroup.us

www.mzgroup.us

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